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July 24, 2008

NEWS RELEASE
FOR IMMEDIATE RELEASE

CONTACT:	Gregory D. Newton, EVP, Chief Financial Officer, Cascade Bancorp
(541) 617-3526
Patricia L. Moss, President & Chief Executive Officer, Cascade Bancorp
(541) 385-6205

CASCADE BANCORP (OREGON) ANNOUNCES SECOND QUARTER 2008 NET INCOME OF $0.2 MILLION WITH ESTIMATED EARNINGS PER SHARE AT $0.01 WITH ELEVATED PROVISION FOR CREDIT LOSSES

•	Second Quarter Earnings Per Share: at $0.01 with net income at $0.2 million.
•	Loan Growth: up 5.5% year-over-year and up slightly from immediately preceding (linked) quarter.
•	Customer Relationship Deposits: 5.7% lower year-over-year, and 5.1% on a linked-quarter basis.
•	Net Interest Margin: decreased to 4.52% vs. 4.68% on a linked-quarter basis.
•
Credit Quality: Reserve for Credit Losses increases to a solid 1.94% with provision for credit losses of $12.6 million and net charge-offs of $9.9 million; non-performing assets at $127.1 million or approximately 5.2% of total assets.

•	Board of Directors Announces Quarterly Cash Dividend: at $.01 per share to preserve strong capital base.

FINANCIAL PERFORMANCE:
BEND, Ore, July 24/PRNewswire-First Call/--Cascade Bancorp (“Cascade”) (NASDAQ: CACB) reported second quarter 2008 Diluted Earnings Per Share (EPS-diluted) at $0.01 per share compared to $0.36 for the year-ago quarter and $0.22 for the linked-quarter. Net Income for the second quarter 2008 was $0.2 million versus $10.2 million a year-ago and down from $6.0 million for the linked-quarter. Year to date net income is $6.2 million or $0.22 per share.

Second quarter 2008 earnings include a $12.6 million (pre-tax) provision for credit losses with net loan charge-offs of $9.9 million (pre-tax). Accordingly, the Reserve for Credit Losses increased to a solid 1.94% of total loans at June 30, 2008, up from 1.83% and 1.43% for the linked and year-ago quarters, respectively. The heightened provision and charge-offs are mainly a result of collateral valuation declines in the residential development loan portfolio and compares to the linked-quarter provision and charge-off levels of $4.5 million and $4.2 million, respectively.

“We are encouraged that core earnings are sufficient to set aside ample reserves while maintaining strong capital levels,” said Patricia L. Moss, CEO. “Cascade’s credit quality issues remain manageable and continue to be largely confined within its residential acquisition and development loan portfolio. Our elevated provision for credit losses and charge-offs reflect proactive recognition and valuation adjustments of challenged credits. We remain committed to our strategy of prudently preserving capital and focusing on maintaining strong reserves against possible loan losses.”

In addition to a healthy $40.0 million Reserve for Credit Losses - which is the primary protection against anticipated loan losses - the Company’s $162.3 million in tangible capital is a safeguard against future unexpected challenges. Cascade is designated a “well-capitalized” bank according to regulatory guidelines with total risk based capital at 11.24% as of June 30, 2008, exceeding the 10% benchmark by a tax-effected margin of approximately $48.0 million.

QUARTERLY CASH DIVIDEND AT $0.01 PER SHARE:
The Company declared a reduced quarterly cash dividend at $0.01 per share down from $0.10 paid in the prior quarter. “The Board of Directors is acutely aware that the cash dividend is valued by our shareholders,” said Gary L. Hoffman, Chairman of the Board of Directors of Cascade Bancorp, “however, reducing the dividend at this time is a prudent action which underscores our commitment to preserving capital.” This quarterly dividend of $.01 per share will be payable on August 11, 2008, to shareholders of record as of August 4, 2008.

LOAN PORTFOLIO AND CREDIT QUALITY:
At June 30, 2008, Cascade’s Loan Portfolio was $2.07 billion, up 5.5% compared to a year-ago but up only slightly on a linked-quarter basis. Continuing to grow credit-worthy loans to relationship customers remains a key objective in supporting the economy of Cascade’s markets. However, management believes that overall loan growth will likely remain muted until such time as the real estate cycle runs its course. Because of the nature of its markets, real estate has historically represented a significant portion of the Company’s overall loan portfolio and is frequently a material component of collateral for the Company’s loans.

Cascade’s provision for credit losses was $12.6 million for the second quarter of 2008 bringing the Reserve for Credit Losses to $40.0 million or 1.94% of total loans at period-end, up from 1.83% at year-end 2007 and 1.43% for the year-ago quarter. For the quarter ended June 30, 2008, net loan charge-offs were approximately $9.9 million or 1.93% (annualized) compared to $4.2 million or 0.81% (annualized) for the linked-quarter. Both the heightened provision and higher levels of net charge-offs were in recognition of declining valuations of collateral dependent non-performing and adversely risk rated loans mainly in the residential land acquisition and development portfolio.

Improvement was evident in loans delinquent >30 days which fell to 0.19% of total loans at June 30, 2008, or just $4.1 million compared to 0.43% for the linked-quarter and 0.47% at year-end 2007. Credit risk metrics with respect to the commercial real estate (CRE) and commercial (C&I) portfolios continue to be stable at this time.

Non-Performing Assets (NPA’s - including non performing loans and other real estate owned) were higher at $127.1 million, or 5.2% of total assets compared to $96.0 million or 4.0% of total assets for the linked-quarter primarily due to ongoing challenges in the Company’s residential land acquisition and development loan portfolio. The increase in NPA’s included residential development projects in Boise, Southern Oregon, and Central Oregon. See accompanying table for distribution of loans and NPA’s by region.

Other real estate owned (OREO) was $33.9 million at June 30, 2008, up from $26.6 million in the prior quarter. During the quarter the Company sold 15 OREO lots, while approximately $9.1 million in residential land development assets were added to OREO at estimated liquidation value. Nearly half of the OREO balance is an occupied Portland commercial building. The existing tenant lease payments largely replace interest income previously received on the underlying loan. The Company carries NPA’s at estimated net realizable value upon liquidation; however, because of the uncertain real estate market, no assurance can be given that the ultimate disposition of such assets will be at or above such value. Interest income reversed on non-performing loans during the quarter ended June 30, 2008, was approximately $0.7 million. The orderly resolution of non-performing loans as well as expedient disposition of OREO properties is a priority for management.

Management believes the reserve for credit losses is at an appropriate level based upon its current evaluation and analysis of portfolio credit quality and prevailing economic conditions. With uncertainty as to the depth and duration of the real estate slowdown and its economic effect on the communities within Cascades’ banking markets, assurances cannot be given that the reserve will be adequate in future periods. Further provisioning and charge-offs may be required before values stabilize.

DEPOSITS:
Customer Relationship Deposits 1  totaled $1.5 billion at June 30, 2008, down 5.7% compared to a year-ago and down 5.1% on a linked-quarter basis. This easing of customer relationship deposits reflects the ongoing economic impact of the slowing real estate activity in the communities served by Cascade. Since the peak in the real estate cycle, deposits in real estate related business accounts show consistent reduction in average and end of period balances while the number of customers has remained stable. Total Deposits (which include jumbo CDs and brokered deposit balances) were $1.6 billion at June 30, 2008, down 11.1% compared to a year-ago and down 4.5% on a linked-quarter basis.

NET INTEREST MARGIN & INTEREST RATE RISK:
Second quarter 2008 Net Interest Margin (NIM) was 4.52% compared to 4.68% for the linked-quarter, and 5.34% for the year ago quarter. Approximately one-half of the decline in NIM is a result of interest reversed on non-performing loans during the quarter, while the remaining compression was caused by the effects of sharply lower market interest rates driven by Federal Reserve Bank actions.

Yields on earning assets during the second quarter of 2008 were lower at 6.38% compared to 7.12% in the linked-quarter and down from 8.39% in the year ago quarter. Lower yields were a result of declining short term market rates as well as the effect of interest forgone and reversed on non-performing loans. Lower market rates also advantageously reduced the average cost of funds paid on interest bearing liabilities which fell to 2.37% for the current quarter as compared to 3.13% for the linked-quarter and 4.09% for the year ago quarter. The overall cost of funds (including interest bearing and non-interest bearing deposits) also improved for the second quarter of 2008 to 1.90% as compared to 2.50% in the linked-quarter and 3.13% for the year ago period.

1 Customer relationship deposits include core deposit transaction accounts such as checking, money market and savings, while excluding all wholesale or brokered deposits and time deposits greater than $100,000.

Because one of Cascade’s strengths is its relatively high proportion of non-interest bearing deposits, lower interest rates may modestly compress the Company’s NIM as yields decline against an already low cost of funds. See cautionary “Forward Looking Statements” below and in Cascade’s Form 10-K report for further information on risk factors including interest rate risk.

NON-INTEREST INCOME AND EXPENSE:
Non-Interest Income for the second quarter of 2008 was $5.0 million, down slightly compared to the year-ago quarter and down modestly from the linked-quarter mainly as a result of a gain on VISA ownership interest of $0.6 million recorded in the linked-quarter. Service and other fee income categories were generally flat. Residential mortgage originations totaled $36.3 million for the current quarter, down 17.5% from $44.0 million in the linked-quarter and down 29.5% from the year-ago period. Related net mortgage revenue was $0.6 million in the second quarter of 2008, relatively flat from the linked-quarter and year-ago periods. Note that the Company has focused on originating conventional mortgage products throughout its history while purposefully avoiding sub-prime / option-ARM type products. As a result, the delinquency rate within Cascade’s $511 million portfolio of serviced residential mortgage loans is only 0.47%, notably below the national mortgage delinquency rate of 6.35% at June 30, 2008.

Non-Interest Expense for the quarter was down 3.5% compared to the linked-quarter and up 7.8% from the year-ago period. The Company has seen a reduction in FTE headcount in tandem with slowing volumes. FTE was 511 at June 30, 2008, compared to 525 at March 31, 2008, and 559 at year-end 2007. When compared to the year-ago quarter, expenses were higher mainly due to OREO and related legal costs. Management anticipates that aside from possible OREO related charges, non interest expense growth should be very modest for the balance of 2008.

BUSINESS STRATEGY:
Operating in some of the fastest growing markets in the nation, Cascade Bancorp (headquartered in Bend, Oregon) and its wholly-owned subsidiary, Bank of the Cascades, operates in Oregon and Idaho markets. In terms of banking growth markets, Cascade ranks as the top community bank footprint in the Northwest. Cascade has a business strategy that focuses on delivering the best in community banking for the financial well-being of customers and shareholders. The Bank implements its strategy by combining outstanding service, competitive financial products, local expertise and advanced technology applied for the convenience of customers. Founded in 1977, Bank of the Cascades offers full-service community banking through 33 branches in Central Oregon, Southern Oregon, Portland/Salem and Boise/Treasure Valley. The Bank has been repeatedly named among the top performing banks in the nation by industry publications. The Bank is honored to be among the top Oregon "Best 100 Companies to Work For”, as compiled by Oregon Business Magazine. For further information on Bank of the Cascades, please visit our web site at http://www.botc.com.

FORWARD LOOKING STATEMENTS
This release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. Such risks and uncertainties may include but are not necessarily limited to general and local economic conditions, including the residential and commercial real estate markets; changes in interest rates, including timing or relative degree of change;, inflation; credit quality and concentrations; competition within the business areas in which Cascade is conducting its operations; changes in regulatory conditions or requirements or new legislation; and changes in accounting policies. These statements include, among others, statements related to future profitability levels and future earnings. For a discussion of factors, which could cause results to differ, please see Cascade's reports on Forms 10-K and 10-Q as filed with the Securities and Exchange Commission and Cascade's press releases. When used in this release, the words or phrases such as "will likely result in", "management expects that", "will continue", "is anticipated", "estimate", "projected", or similar expressions constitute forward-looking statements, as do any other statements that expressly or implicitly predict future events, results or performance, and such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers should not place undue reliance on the forward-looking statements, which reflect management's view only as of the date hereof. Cascade undertakes no obligation to publicly revise these forward-looking statements to reflect subsequent events or circumstances.

# # #

CASCADE BANCORP
Selected Consolidated Financial Highlights
(In thousands, except per share data and ratios; unaudited)
	Year over Year			Linked Quarter
	2nd Qtr	2nd Qtr	%	2nd Qtr	1st Qtr	%
Balance Sheet Data (at period end)	2008	2007	Change	2008	2008	Change
Investment securities	$90,492	$104,474	-13.4%	$90,492	$89,705	0.9%
Loans, gross	2,066,091	1,959,031	5.5%	2,066,091	2,038,147	1.4%
Total assets	2,443,888	2,321,103	5.3%	2,443,888	2,406,466	1.6%
Total deposits	1,586,666	1,785,649	-11.1%	1,586,666	1,661,284	-4.5%
Non-interest bearing deposits	417,076	479,649	-13.0%	417,076	429,436	-2.9%
Customer relationship deposits (1)	1,454,865	1,543,418	-5.7%	1,454,865	1,532,434	-5.1%
Total shareholders' equity (book)	276,033	276,901	-0.3%	276,033	279,008	-1.1%
Total shareholders' equity (tangible)	162,275	161,562	0.4%	162,275	164,855	-1.6%
Income Statement Data
Interest income	$34,260	$43,319	-20.9%	$34,260	$38,141	-10.2%
Interest expense	10,014	15,775	-36.5%	10,014	13,081	-23.4%
Net interest income	24,246	27,544	-12.0%	24,246	25,060	-3.2%
Loan loss provision	12,600	1,000	1160.0%	12,600	4,500	180.0%
Net interest income after loan loss provision	11,646	26,544	-56.1%	11,646	20,560	-43.4%
Noninterest income	5,008	5,273	-5.0%	5,008	5,502	-9.0%
Noninterest expense	16,763	15,549	7.8%	16,763	17,375	-3.5%
Income (loss) before income taxes	(109)	16,268	-100.7%	(109)	8,687	-101.3%
Provision (credit) for income taxes	(290)	6,087	-104.8%	(290)	2,647	-111.0%
Net income	$181	$10,181	-98.2%	$181	$6,040	-97.0%
Share Data
Basic earnings per common share	$0.01	$0.36	-98.2%	$0.01	$0.22	-97.0%
Diluted earnings per common share	$0.01	$0.36	-98.2%	$0.01	$0.22	-97.0%
Book value per common share	$9.83	$9.72	1.2%	$9.83	$9.94	-1.1%
Tangible book value per common share	$5.78	$5.67	1.9%	$5.78	$5.87	-1.6%
Cash dividends paid per common share	$0.10	$0.09	11.1%	$0.10	$0.10	0.0%
Ratio of dividends declared to net income	1543.04%	25.05%	6060.3%	1543.04%	46.21%	3239.2%
Basic Average shares outstanding	27,929	28,335	-1.4%	27,929	27,911	0.1%
Fully Diluted average shares outstanding	28,061	28,651	-2.1%	28,061	27,963	0.4%
Key Ratios
Return on average total shareholders' equity (book)	0.26%	15.04%	-98.3%	0.26%	8.65%	-97.0%
Return on average total shareholders' equity (tangible) (2)	0.43%	26.20%	-98.4%	0.43%	14.62%	-97.1%
Return on average total assets	0.03%	1.76%	-98.3%	0.03%	1.01%	-97.0%
Net interest spread	4.02%	4.30%	-6.5%	4.02%	3.99%	0.8%
Net interest margin	4.52%	5.34%	-15.4%	4.52%	4.68%	-3.4%
Total revenue (net int inc + non int inc)	$29,254	$32,817	-10.9%	$29,254	$30,562	-4.3%
Efficiency ratio (3)	57.30%	47.38%	20.9%	57.30%	56.85%	0.8%
Credit Quality Ratios
Reserve for credit losses	40,036	28,010	42.9%	40,036	37,363	7.2%
Reserve to ending total loans	1.94%	1.43%	35.5%	1.94%	1.83%	5.7%
Non-performing assets (4)	127,105	9,401	1252.0%	127,105	96,040	32.3%
Non-performing assets to total assets	5.20%	0.41%	1184.1%	5.20%	3.99%	30.3%
Delinquent >30 days to total loans	0.19%	0.11%	72.5%	0.19%	0.43%	-56.3%
Net Charge off's	9,927	465	2034.8%	9,927	4,175	137.8%
Net loan charge-offs (annualized)	1.93%	0.10%	1921.9%	1.93%	0.81%	137.9%
Mortgage Activity
Mortgage Originations	$36,296	$51,469	-29.5%	$36,296	$44,007	-17.5%
Total Servicing Portfolio (sold loans)	$510,727	$494,796	3.2%	$510,727	$502,438	1.6%
Capitalized Mortgage Servicing Rights (MSR's)	$3,810	$3,939	-3.3%	$3,810	$3,784	0.7%
Capital Ratios
Average shareholders' equity to average assets	11.69%	11.68%	0.1%	11.69%	11.69%	0.1%
Leverage ratio (5) (Est Q2-08)	9.93%	10.30%	-3.6%	9.93%	10.12%	-1.9%
Total risk-based capital ratio (5) (Est Q2-08)	11.24%	11.59%	-3.0%	11.24%	11.37%	-1.1%
Notes:
(1)	Customer relationship deposits include core deposit transaction accounts such as checking, money market and savings, while excluding all wholesale or brokered deposits and time deposits greater than $100,000.
(2)	Excludes goodwill, core deposit intangible and other identifiable intangible assets, related to the acquisitions of Community Bank of
Grants Pass and F&M Holding Company.
(3)	Efficiency ratio is noninterest expense divided by (net interest income + noninterest income).
(4)	Nonperforming assets consist of loans contractually past due 90 days or more, nonaccrual loans and other real estate owned.
(5)	Computed in accordance with FRB and FDIC guidelines.
Total Shares Outstanding as of 6/30/08:	28,075,524

CASCADE BANCORP (CACB)
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)
(unaudited)

	Year over Year			Linked Quarter
	2nd Qtr	2nd Qtr	%	1st Qtr	%
	2008	2007	Change	2008	Change
Interest income:
Interest and fees on loans	$33,079	$41,731	-20.7%	$36,997	-10.6%
Taxable interest on investments	1,068	1,340	-20.3%	1,052	1.5%
Nontaxable interest on investments	53	76	-30.3%	61	-13.1%
Interest on federal funds sold	10	51	-80.4%	13	-23.1%
Interest on interest bearing balances from FHLB	1	111	-99.1%	1	0.0%
Dividends on Federal Home Loan Bank stock	49	10	390.0%	17	188.2%
Total interest income	34,260	43,319	-20.9%	38,141	-10.2%

Interest expense:
Deposits:
Interest bearing demand	3,934	7,338	-46.4%	5,719	-31.2%
Savings	35	51	-31.4%	39	-10.3%
Time	2,469	4,374	-43.6%	3,114	-20.7%
Junior subordinated debentures and other borrowings	3,576	4,012	-10.9%	4,209	-15.0%
Total interest expense	10,014	15,775	-36.5%	13,081	-23.4%

Net interest income	24,246	27,544	-12.0%	25,060	-3.2%
Loan loss provision	12,600	1,000	1160.0%	4,500	180.0%
Net interest income after loan loss provision	11,646	26,544	-56.1%	20,560	-43.4%

Noninterest income:
Service charges on deposit accounts	2,537	2,491	1.8%	2,402	5.6%
Mortgage loan origination and processing fees	406	504	-19.4%	453	-10.4%
Gains on sales of mortgage loans, net	194	257	-24.5%	236	-17.8%
Card issuer and merchant services fees, net	1,005	1,063	-5.5%	892	12.7%
Earnings on bank-owned life insurance	287	385	-25.5%	266	7.9%
Other income	579	572	1.4%	1,253	-53.7%
Total noninterest income	5,008	5,272	-5.0%	5,502	-9.0%

Noninterest expense:
Salaries and employee benefits	9,093	9,122	-0.3%	9,159	-0.7%
Occupancy & equipment	1,713	1,652	3.7%	1,825	-6.1%
Communications	491	472	4.0%	556	-11.7%
Advertising	348	313	11.2%	325	7.1%
Legal	307	128	139.8%	350	-12.3%
OREO & collection expenses	1,186	113	949.6%	772	53.6%
Other expenses	3,625	3,748	-3.3%	4,388	-17.4%
Total noninterest expense	16,763	15,548	7.8%	17,375	-3.5%
Income (loss) before income taxes	(109)	16,268	-100.7%	8,687	-101.3%
Provision (credit) for income taxes	(290)	6,087	-104.8%	2,647	-111.0%
Net income	$181	$10,181	-98.2%	$6,040	-97.0%

Basic net income per common share	$0.01	$0.36	-98.2%	$0.22	-97.0%

Diluted net income per common share	$0.01	$0.36	-98.2%	$0.22	-97.0%

CASCADE BANCORP (CACB)
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)	Year over Year			Linked Quarter
	2nd Qtr	2nd Qtr	%	1st Qtr	%
	2008	2007	Change	2008	Change
ASSETS
Cash and cash equivalents:
Cash and due from banks	$63,903	$58,707	8.9%	$57,583	11.0%
Interest bearing balances due from FHLB	39	167	-76.6%	53	-26.4%
Federal funds sold	-	469	-100.0%	859	-100.0%
Total cash and cash equivalents	63,942	59,343	7.7%	58,495	9.3%
Investment securities available-for-sale	88,279	101,989	-13.4%	86,527	2.0%
Investment securities held-to-maturity	2,212	2,485	-11.0%	3,178	-30.4%
Federal Home Loan Bank stock	12,087	6,991	72.9%	10,147	19.1%
Loans, net	2,029,218	1,934,434	4.9%	2,003,947	1.3%
Premises and equipment, net	36,312	36,935	-1.7%	37,851	-4.1%
Goodwill	105,047	105,047	0.0%	105,047	0.0%
Core deposit intangible	8,711	10,292	-15.4%	9,106	-4.3%
Bank-owned life insurance	33,857	32,573	3.9%	33,570	0.9%
Accrued interest and other assets	64,223	31,014	107.1%	58,598	9.6%
Total assets	$2,443,888	$2,321,103	5.3%	$2,406,466	1.6%

LIABILITIES & STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Demand	$417,076	$479,649	-13.0%	$429,436	-2.9%
Interest bearing demand	832,840	870,264	-4.3%	899,584	-7.4%
Savings	37,204	40,624	-8.4%	36,776	1.2%
Time deposits	299,546	395,112	-24.2%	295,488	1.4%
Total deposits	1,586,666	1,785,649	-11.1%	1,661,284	-4.5%
Junior subordinated debentures	68,558	68,558	0.0%	68,558	0.0%
Federal funds purchased	87,481	4,905.0	100.0%	39,573	121.1%
Other borrowings	395,986	139,705	183.4%	321,449	23.2%
Customer repurchase agreements	11,864	20,784	-42.9%	13,408	-11.5%
Accrued interest and other liabilities	17,300	24,601	-29.7%	23,186	-25.4%
Total liabilities	2,167,855	2,044,202	6.0%	2,127,458	1.9%

Stockholders' equity:
Common stock, no par value;	157,706	164,046	-3.9%	157,591	0.1%
Retained earnings	118,224	112,695	4.9%	120,579	-2.0%
Unrealized gains on investment securities
available-for-sale, net of deferred income taxes	103	160	-35.6%	838	-87.7%
Total stockholders' equity	276,033	276,901	-0.3%	279,008	-1.1%
Total liabilities and stockholders' equity	$2,443,888	$2,321,103	5.3%	$2,406,466	1.6%

CASCADE BANCORP (CACB)
Loan Portfolio & Reserve for Credit Losses
(Dollars in thousands)
(unaudited)

Loan portfolio	6/30/2008	% of gross loans	3/31/2008	% of gross loans	12/31/2007	% of gross loans
Commercial	$616,121	30%	$597,865	29%	$606,408	30%
Real Estate:
Construction/lot	649,846	31%	668,190	33%	686,829	34%
Mortgage	89,540	4%	87,773	4%	88,509	4%
Commercial	660,202	32%	633,995	31%	612,694	30%
Consumer	50,382	2%	50,324	2%	47,038	2%
Total loans	2,066,091	100%	2,038,147	100%	2,041,478	100%
Less reserve for loan losses	36,873		34,200		33,875
Total loans, net	$2,029,218		$2,003,947		$2,007,603

	Three months ended
	2008	2007
Reserve for loan losses:
Balance at beginning of period	$34,200	$24,062
Loan loss provision	12,600	1,000
Recoveries	368	426
Loans charged off	(10,295)	(891)
Balance at end of period	$36,873	$24,597

Reserve for unfunded commitments:
Balance at beginning of period	$3,163	$3,413
Provision (credit) for unfunded commitments	-	-
Balance at end of period	$3,163	$3,413

Reserve for credit losses:
Reserve for loan losses	$36,873	$24,597
Reserve for unfunded commitments	3,163	3,413
Total reserve for credit losses	$40,036	$28,010

CASCADE BANCORP (CACB)
LOAN BREAKDOWN AND NPA's BY REGION
(Dollars in thousands)

Loan Breakdown by Region as of 6/30/08

Loan portfolio	Central Oregon	% of gross loans	Northwest Oregon	% of gross loans	Southern Oregon	% of gross loans	Idaho	% of gross loans	Bank total	% of gross loans
Commercial	$192,664	27%	$192,897	43%	$57,159	23%	$173,400	27%	$616,120	30%
Construction/lot	220,840	31%	109,902	25%	75,789	30%	246,880	38%	653,411	31%
Mortgage	31,515	4%	10,820	2%	7,948	3%	31,907	5%	82,191	4%
Commercial	250,582	35%	125,233	28%	108,199	43%	176,188	27%	660,202	32%
Consumer	25,650	4%	6,002	1%	3,786	1%	18,729	3%	54,167	2%
Total Loans	$721,251	100%	$444,854	100%	$252,881	100%	$647,105	100%	$2,066,091	100%

Non-Performing Assets by Region as of 6/30/08

Region	6/30/2008	% of total NPA's	3/31/2008	% of total NPA's	12/31/2007	% of total NPA's
Central Oregon	$27,603	22%	$5,560	6%	$5,740	10%
Northwest Oregon	17,513	14%	17,542	18%	1,615	3%
Southern Oregon	26,190	21%	28,822	30%	22,793	41%
Total Oregon	$71,306	56%	$51,924	54%	$30,148	54%
Idaho	55,799	44%	44,116	46%	25,397	46%
Grand total	$127,105	100%	$96,040	100%	$55,545	100%

CASCADE BANCORP (CACB)
CONSTRUCTION/LOT BREAKDOWN BY REGION
(Dollars in thousands)

	6/30/2008	% of category	% of Constr / lot portfolio	% of gross loans	12/31/2007

Residential Land Development:
Raw Land	$105,926	36%	16%	5%	$107,160
Land Development	170,889	57%	26%	8%	183,809
Speculative Lots	21,240	7%	3%	1%	20,916
	$298,055	100%	46%	14%	$311,885

Geographic distribution by region:
Central Oregon	$102,029	34%	16%	5%	$107,150
Northwest Oregon	5,525	2%	1%	0%	5,328
Southwest Oregon	25,461	9%	4%	1%	32,541
Total Oregon	133,015	45%	20%	6%	145,019
Idaho	165,040	55%	25%	8%	166,866
Grand total	$298,055	100%	46%	14%	$311,885

Residential Construction:
Pre sold	$64,569	50%	10%	3%	$64,245
Lots	18,820	15%	3%	1%	20,575
Speculative Construction	44,755	35%	7%	2%	58,048
	$128,144	100%	20%	6%	$142,868

Geographic distribution by region:
Central Oregon	$51,682	40%	8%	3%	$52,316
Northwest Oregon	30,771	24%	5%	1%	31,652
Southwest Oregon	9,696	8%	1%	0%	14,252
Total Oregon	92,149	72%	14%	4%	98,220
Idaho	35,995	28%	6%	2%	44,648
Grand total	$128,144	100%	20%	6%	$142,868

Commercial Construction:
Owner occupied	$47,440	21%	7%	2%	$61,298
Lots	12,792	6%	2%	1%	17,525
Non-owner occupied	135,230	60%	21%	7%	125,740
Speculative Lots	31,750	14%	5%	2%	30,815
	$227,212	100%	35%	11%	$235,378

Geographic distribution by region:
Central Oregon	$67,129	30%	10%	3%	$68,880
Northwest Oregon	73,606	32%	11%	4%	81,683
Southwest Oregon	40,632	18%	6%	2%	39,235
Total Oregon	181,367	80%	28%	9%	189,798
Idaho	45,845	20%	7%	2%	45,580
Grand total	$227,212	100%	35%	11%	$235,378

CASCADE BANCORP (CACB)
ADDITIONAL FINANCIAL INFORMATION
(In thousands)
(unaudited)
	Year over Year			Linked Quarter
	2nd Qtr	2nd Qtr	%	1st Qtr	%
Three Months Ended:	2008	2007	Change	2008	Change

Average Assets	$2,412,508	$2,323,973	3.8%	$2,397,006	0.6%
Average Loans	2,058,327	1,949,480	5.6%	2,059,862	-0.1%
Average Deposits	1,642,401	1,729,424	-5.0%	1,687,308	-2.7%
Average Investment Securities	87,844	107,821	-18.5%	85,700	2.5%
Average Other Earning Assets	12,680	19,163	-33.8%	9,410	34.8%
Average Non Interest Bearing Deposits	414,130	474,598	-12.7%	415,636	-0.4%
Average Customer Relationship Deposits	1,642,401	1,493,336	10.0%	1,542,082	6.5%
Average Earnings Assets	2,158,851	2,076,464	4.0%	2,154,972	0.2%
Average Interest Bearing Liabilities	1,695,171	1,548,405	9.5%	1,677,915	1.0%
Average Borrowings	466,901	293,579	59.0%	405,234	15.2%
Average Common Equity (book)	282,084	271,437	3.9%	280,092	0.7%
Average Common Equity (tangible)	168,093	155,859	7.8%	165,703	1.4%

	June 30,	June 30,	%	December 31,	%
Balances as of:	2008	2007	Change	2007	Change

Mortgage loans held for sale	$875	$3,300	-73.5%	$4,306	-79.7%
Intangibles & goodwill	113,758	115,339	-1.4%	114,549	-0.7%

Loans past due >90 days, not on non-accrual	51	-		51	0.0%
Loans on non-accrual status	93,110	8,070	1053.8%	45,865	103.0%
Total non-performing Loans	93,162	8,070	1054.4%	45,916	102.9%
OREO	33,943	1,331	2459.0%	9,765	248.8%
Total Non-performing assets	127,105	9,401	1253.3%	55,681	128.5%

Shares Outstanding (actual)	28,076	28,478	-1.4%	28,034	0.1%